Exhibit 10.3
Harris Stratex Networks, Inc.
Specific Terms and Conditions
Performance Share Awards

Grant Date	___,

Security Awarded	Common Stock

Purchase Price	An amount equal to $0.01 per share (the par value) will paid on behalf of the Awardee by the Company.

Vesting	[Insert vesting requirements, e.g., continued employment and performance criteria]

Unvested performance shares are subject to repurchase by the Company at $0.01 per share (the par value) if eligible employment ends or, following determination of actual performance versus metrics, to the extent such shares do not vest.

Change of Control	[Insert applicable provision]
Subject to General Terms and Conditions and terms of 2007 Stock Equity Plan (As Amended and Restated Effective November 19, 2009) (the “2007 Stock Equity Plan”). Capitalized terms are used as defined in the General Terms and Conditions and the 2007 Stock Equity Plan.

Harris Stratex Networks, Inc.
General Terms and Conditions
Performance Share Awards
THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THIS AWARD SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER) AND UPON THE OCCURRENCE OF SUCH OTHER EVENTS DESCRIBED IN THE SPECIFIC TERMS AND CONDITIONS. THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THE NOTICE OF AWARD, THE SPECIFIC TERMS AND CONDITIONS, THESE GENERAL TERMS AND CONDITIONS OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.
     The Grantee acknowledges receipt of a copy of the Plan and the Specific Terms and Conditions, these General Terms and Conditions and the Prospectus, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed the notice of award (the “Notice”), the Plan, the Specific Terms and Conditions, these General Terms and Conditions and the Prospectus in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award, and fully understands all provisions of the Notice, the Plan, the Specific Terms and Conditions, these General Terms and Conditions and the Prospectus. The Grantee hereby agrees that all questions of interpretation and administration relating to the Notice, the Plan, the Specific Terms and Conditions and these General Terms and Conditions shall be resolved by the Administrator in accordance with Section 11 of these General Terms and Conditions. The Grantee further agrees to the venue selection in accordance with Section 12 of these General Terms and Conditions. The Grantee further agrees to notify the Company upon any change in his or her residence address.
     1. Issuance of Performance Shares. The performance Shares issued to the Grantee shall be subject to the Notice, the Specific Terms and Conditions, these General Terms and Conditions, the Prospectus and the Plan, as amended from time to time, which are incorporated herein by reference. All performance Shares issued to the Grantee shall be deemed issued to the Grantee as fully paid and non-assessable shares, and the Grantee shall have the right to vote the performance Shares at meetings of the Company’s stockholders. The Company shall pay any applicable stock transfer taxes imposed upon the issuance of the performance Shares to the Grantee hereunder.
     2. Transfer Restrictions. The performance Shares issued to the Grantee may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Grantee prior to the date when the performance Shares become vested pursuant to the vesting schedule and satisfaction of the performance goals set forth in the Specific Terms and Conditions. The determination of whether such performance goals have been achieved and, if applicable, the degree of achievement, shall be made by the Committee in its sole discretion. Any attempt to transfer performance Shares in violation of this Section 2 shall be null and void and shall be disregarded.
     3. Escrow of Shares. The Grantee agrees, immediately upon receipt of the certificate(s) for the performance Shares, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached hereto as Exhibit A, executed in blank by the Grantee with respect to each such stock certificate, to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such performance Shares have not vested pursuant to the vesting schedule and satisfaction of the performance goals set forth in the Specific Terms and Conditions, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of these General Terms and Conditions in accordance with the terms hereof. The Grantee hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to issue the Award and that such appointment is coupled with an interest and is accordingly irrevocable. The Grantee agrees that such escrow holder shall not be liable to the parties (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Upon the vesting of performance Shares, the escrow holder will, without further order or instruction, transmit to the Grantee the certificate evidencing such shares.
     4. Additional Securities and Distribution.
          (a) Any securities or cash received (other than a regular cash dividend) as the result of ownership of the performance Shares (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other similar change in the Company’s capital structure, shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the performance Shares with respect to which they were issued, including, without limitation, the vesting schedule and performance goals set forth in the Specific Terms and Conditions. The Grantee shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Grantee may not direct the Company to sell any such warrant or option. If Additional Securities consist of a convertible security, the Grantee may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. In the event of any change in certificates evidencing the performance Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the escrow holder is authorized to deliver to the issuer the certificates evidencing the performance Shares or the Additional Securities in exchange for the certificates of the replacement securities.
          (b) The Company shall disburse to the Grantee all regular cash dividends with respect to the performance Shares and Additional Securities (whether vested or not), less any applicable withholding obligations.
     5. Taxes.
          (a) Section 83(b) Election. If the Grantee makes a timely election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) or similar provision of state law (collectively, an “83(b) Election”), the Grantee shall immediately pay the Company the amount necessary to satisfy any applicable United States federal, state, local or non-U.S. income and employment tax withholding obligations. In the event the Grantee determines to make an 83(b) Election, the Grantee hereby represents that he or she understands (a) the contents and requirements of the 83(b) Election, (b) the application of Section 83(b) of the Code to the receipt of the performance Shares by the Grantee pursuant to the Notice, the Plan and these General Terms and Conditions, (c) the nature of the election to be made by the Grantee under Section 83(b) of the Code, (d) the effect and requirements of the 83(b) Election under relevant state and local tax laws, (e) that the 83(b) Election must be filed with the Internal Revenue Service within thirty (30) days following the date of the issuance of the Award, and (f) that the Grantee must submit a copy of such election to the Company and with his or her federal tax return for the calendar year in which the date of the issuance of the Award falls.
          (b) Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares subject to the Award. The Company and its Related Entities do not commit and are under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.
          (c) Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., satisfaction of vesting conditions, including satisfaction of the performance goals as determined by the Committee in its sole discretion) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any employment tax obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.
               (i) By Sale of Shares. Unless the Grantee determines to satisfy the Tax Withholding Obligation by some other means in accordance with clause (ii) below, the Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises (e.g., satisfaction of vesting conditions, including satisfaction of the performance goals as determined by the Committee in its sole discretion) or as soon thereafter as practicable. The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.
               (ii) By Check, Wire Transfer or Other Means. At any time not less than two (2) business days (or such fewer number of business days as determined by the Administrator) before any Tax Withholding Obligation arises (e.g., satisfaction of vesting conditions, including satisfaction of the performance goals as determined by the Committee in its sole discretion), the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator, including, but not limited to, by withholding from those Shares issuable to the Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation.
     6. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in these General Terms and Conditions, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
     7. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of these General Terms and Conditions or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
     8. Restrictive Legends. The Grantee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THOSE CERTAIN

GENERAL TERMS AND CONDITIONS GOVERNING THE ISSUANCE OF THE AWARD OF PERFORMANCE SHARES BY THE COMPANY TO THE NAMED STOCKHOLDERS. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH GENERAL TERMS AND CONDITIONS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
     9. Entire Agreement: Governing Law. The Notice, the Plan, the Specific Terms and Conditions and these General Terms and Conditions constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan, the Specific Terms and Conditions and these General Terms and Conditions (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan, the Specific Terms and Conditions and these General Terms and Conditions are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Notice, the Plan, the Specific Terms and Conditions or these General Terms and Conditions be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.
     10. Construction. The captions used in the Notice and these General Terms and Conditions are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
     11. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan, the Specific Terms and Conditions or these General Terms and Conditions shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.
     12. Venue. The Company and the Grantee (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan, the Specific Terms and Conditions or these General Terms and Conditions shall be brought in the United States District Court for the Eastern District of North Carolina (or should such court lack jurisdiction to hear such action, suit or proceeding, in a North Carolina state court in Wake County) or (at the Grantee’s or such assignees’ election) the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in Santa Clara County) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 12 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
     13. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.
     14. Definitions.
          (a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.
          (b) “Board” means the Board of Directors of the Company.
          (c) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; (iii) unauthorized use or disclosure of confidential information or trade secrets of the Company or a Related Entity or (iv) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.
          (d) “Committee” means any committee appointed by the Board to administer the Plan.
          (e) “Common Stock” means the common stock, $0.01 par value per share, of the Company.
          (f) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
          (g) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

          (h) “Director” means a member of the Board or the board of directors of any Related Entity.
          (i) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
          (j) “Related Entity” means any Subsidiary of the Company and any business, corporation, partnership, limited liability company or any other entity in which the Company or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.
          (k) “Share” means a share of the Common Stock.
          (l) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

EXHIBIT A
ASSIGNMENT OF SHARES SEPARATE FROM CERTIFICATE
     FOR VALUE RECEIVED,                                         hereby sells, assigns and transfers unto                                           ,                       (                     ) shares of the Common Stock of Harris Stratex Networks, Inc., a Delaware corporation (the “Company”), standing in his name on the books of, the Company represented by Certificate No.                                                               herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the said stock in the books of the Company with full power of substitution.
DATED:

[Please sign this document but do not date it. The date and information of the transferee will be completed if and when the shares are assigned.]

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER
VALUE OF RESTRICTED PROPERTY PURSUANT TO
SECTION 83(b) OF THE INTERNAL REVENUE CODE
The undersigned hereby elects pursuant to §83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
1. The name, address and taxpayer identification number of the undersigned are:

Name:

Home Address:

Taxpayer ID number:

2. Description of property with respect to which the election is being made:
3. The date on which property was deemed transferred is                     .
4. The taxable year to which this election relates is calendar year                     .
5. The nature of the restriction(s) to which the property is subject is:
6. The fair market value of the stock at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) is $                    .
7. The amount paid by the taxpayer for the stock is $                    .
8. A copy of this statement has been furnished to the Company.
Dated:                      ___,

Name: